EXECUTION COPY

                            U.S. GUARANTEE AGREEMENT


         U.S. GUARANTEE AGREEMENT dated as of February 26, 2003, among each of the subsidiaries listed on Schedule I hereto (each such subsidiary individually, a "Guarantor" and collectively, the "Guarantors") of CROWN CORK & SEAL AMERICAS, INC., a Pennsylvania corporation (the "U.S. Borrower"), and CITICORP NORTH AMERICA, INC., as administrative agent (the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

         Reference is made to the Credit Agreement dated as of February 26, 2003 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the U.S. Borrower, CROWN EUROPEAN HOLDINGS S.A., a corporation organized under the laws of France (the "Euro Borrower"), each of the subsidiary borrowers referred to therein (the "Subsidiary Borrowers" and together with the U.S. Borrower and Euro Borrower, the "Borrowers"), CROWN CORK & SEAL COMPANY, INC. ("CCSC"), CROWN HOLDINGS, INC. ("Crown Holdings") and CROWN INTERNATIONAL HOLDINGS, INC. ("Crown International"), as Parent Guarantors, the financial institutions listed on
Schedule 2.01 thereto, as such Schedule may from time to time be supplemented or amended (the "Lenders"); CITICORP NORTH AMERICA, INC. as administrative agent (in such capacity, the "Administrative Agent") for the Term B Dollar Lenders and Revolving Dollar Lenders, CITIBANK INTERNATIONAL plc, as administrative agent (in such capacity, the "U.K. Administrative Agent") for the Term B Euro Lenders and the Revolving Euro Lenders, DEUTSCHE BANK SECURITIES INC. ("DBSI"), as syndication agent (in such capacity, the "Syndication Agent"), DBSI and SALOMON SMITH BARNEY INC. as joint lead arrangers and joint bookrunners (in such capacity, the "Joint Lead Arrangers"), and ABN AMRO BANK N.V., as documentation agent (in such capacity, the "Documentation Agent"). Terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

         The Lenders have agreed to make Loans to the Borrowers, and the Issuing Bank has agreed to issue Letters of Credit for the account of the U.S. Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors is a direct or indirect wholly owned Subsidiary of the U.S. Borrower and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders, and the issuance of the Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantors of a U.S. Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantors are willing to execute this Agreement.

         Accordingly, the parties hereto agree as follows:

         SECTION 1. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the U.S. Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and
(iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all monies, obligations and other liabilities of the Borrowers or any of their Subsidiaries under each Hedging Agreement existing on the date hereof with any counterparty that was a Lender or an Affiliate of a Lender on the date hereof and each Hedging Agreement entered into with a counterparty that was a Lender (or an Affiliate of a Lender) at the time such Hedging Agreement was entered into and
(d) the due and punctual payment and performance of all monies, obligations and other liabilities in respect of overdrafts and related liabilities and obligations arising from treasury, depository and cash management services which are in existence on the date hereof owed by the Borrowers or any of their Subsidiaries to any entity that was a Lender or an Affiliate of a Lender on the date hereof and all such obligations owed by the Borrowers or any of their Subsidiaries to any entity that was a Lender or an Affiliate of a Lender at the time such obligation arose (all the monetary and other obligations referred to in the preceding clauses (a) through (d) being collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

         SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Loan Parties of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Loan Parties under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, any U.S. Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement, or (c) the failure to perfect any security interest in or lien on, or the release of, any of the security held by or on behalf of the U.S Administrative Agent or any other Secured Party.

         SECTION 3. Security. Each of the Guarantors authorizes the Administrative Agent and each of the other Secured Parties to (a) take and hold security for the payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors of other obligors.

         SECTION 4. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrowers or any other Person.

         SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

         SECTION 6. Defenses of Borrowers Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the final and indefeasible payment in full in cash of the Obligations. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Loan Party or any other guarantor or exercise any other right or remedy available to them against any Loan Party or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Loan Party or any other Guarantor or guarantor, as the case may be, or any security.

         SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent or any Secured Party as provided above, all rights of such Guarantor against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of any Loan Party now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

         SECTION 8. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of each other Loan Party's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantors and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

         SECTION 9. Representations and Warranties. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

         SECTION 10. Termination. (a) The Guarantees made hereunder (i) shall terminate when all the Obligations have been paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (ii) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of any Borrower, any Guarantor or otherwise. In connection with the foregoing, the Administrative Agent shall execute and deliver to such Guarantor or Guarantor's designee, at such Guarantor's expense, any documents or instruments which such Guarantor shall reasonably request from time to time to evidence such termination and release.

         (b) If the Equity Interests of a Guarantor are sold, transferred or otherwise disposed of to a Person that is not an Affiliate that results in such Guarantor ceasing to be a Subsidiary and such Guarantor, after giving effect to such sale, transfer or disposition is released from all of its Obligations in respect of any Indebtedness of Crown Holdings or any of its Subsidiaries, or upon the effectiveness of any written consent pursuant to Section 10.09 of the Credit Agreement to the release of the guarantee granted by such Guarantor hereby, such Guarantor shall be released from its obligations under this Agreement without further action. In connection with such release, the Administrative Agent shall execute and deliver to such Guarantor, at such Guarantor's expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 10(b) shall be without recourse to or warranty by the Administrative Agent.

         SECTION 11. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements or on behalf of the Guarantors that are contained in this Agreement shall inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent, and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the other Secured Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

         SECTION 12. Waivers; Amendment. (a) No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Requisite Lenders (except as otherwise provided in the Credit Agreement).

         SECTION 13. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address set forth in Schedule I.

         SECTION 15. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

         (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract (subject to Section 11), and shall become effective as provided in Section 11. Delivery of an executed signature page to this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement. It is understood and agreed among the parties that this Agreement shall create separate guarantees in favor of each of the Term Lenders and the Revolving Lenders, and that any determination by any court with jurisdiction that the guarantee in favor of either group of Lenders is invalid for any reason shall not in and of itself invalidate the guarantee with respect to any other beneficiary hereunder.

         SECTION 17. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

         SECTION 18. Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Guarantor or its properties in the courts of any jurisdiction.

         (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this

Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 19. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

         SECTION 20. Additional Guarantors. Pursuant to Section 5.11 of the Credit Agreement, each wholly-owned U.S. Subsidiary of the U.S. Borrower that was not in existence on the date of the Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming a wholly-owned U.S. Subsidiary. Upon execution and delivery after the date hereof by the Administrative Agent and such a wholly-owned U.S. Subsidiary of an instrument in the form of Annex 1, such wholly-owned U.S. Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

         SECTION 21. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Docu-ment and although such obligations may be unmeasured. The rights of each Secured Party under this Section 21 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

                            [Signature Page Follows]
                            ------------------------

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                 CROWN CONSULTANTS, INC.
                                 CROWN CORK & SEAL TECHNOLOGIES CORPORATION
                                 CROWN BEVERAGE PACKAGING, INC.
                                 CROWN CORK DE PUERTO RICO, INC.
                                 FOREIGN MANUFACTURERS FINANCE CORPORATION
                                 NATIONWIDE RECYCLERS' INC.
                                 RISDON-AMS (USA), INC.
                                 CENTRAL STATES CAN CO. OF PUERTO RICO, INC.
                                 EYELET, INC.
                                 EYELET SPECIALTY CO., INC.
                                 CROWN FINANCIAL MANAGEMENT, INC.
                                 HOCKING VALLEY LEASING COMPANY
                                 ZELLER PLASTIK, INC.
                                 CROWN OVERSEAS INVESTMENTS CORPORATION


                                 By:      /s/ William T. Gallagher
                                          -----------------------------------
                                          Name:    William T. Gallagher
                                          Title:   Vice President and Secretary


                                 CROWN CORK & SEAL COMPANY (USA), INC.


                                 By:      /s/ Patrick D. Szmyt
                                          --------------------------------------
                                          Name:    Patrick D. Szmyt
                                          Title:   Senior Vice President, CFO
                                          and Treasurer







                                 CROWN CORK & SEAL COMPANY (PA), INC.


                                 By:      /s/ Alan W. Rutherford
                                          --------------------------------------
                                          Name:    Alan W. Rutherford
                                          Title:   President

                                 CROWN FINANCIAL CORPORATION

                            U.S. Guarantee Agreement

                                 By:      /s/ Patrick D. Szmyt
                                          --------------------------------------
                                          Name:    Patrick D. Szmyt
                                          Title:   Senior Vice President, CFO
                                                   and Treasurer



                                 CROWN NEW DELAWARE HOLDINGS, INC.


                                 By:      /s/ William T. Gallagher
                                          --------------------------------------
                                          Name:    William T. Gallagher
                                          Title:   Vice President and Secretary



                                 CROWN HOLDINGS (PA), LLC
                                 (formerly Crown Holdings, LLC)


                                 By:      /s/ William T. Gallagher
                                          --------------------------------------
                                          Name:    William T. Gallagher
                                          Title:   Vice President and Secretary



                                 CROWN CORK & SEAL COMPANY (DE), LLC
                                 (formerly Crown Cork & Seal Company, LLC)


                                 By:      /s/ William T. Gallagher
                                          --------------------------------------
                                          Name:    William T. Gallagher
                                          Title:   Vice President and Secretary



                                 CITICORP NORTH AMERICA, INC.,
                                 as Administrative Agent

                                 By:      /s/ Arnold Y. Wong
                                          --------------------------------------
                                          Name:    Arnold Y. Wong
                                          Title:   Vice President







                            U.S. Guarantee Agreement

                                                               Schedule I to the

                                                        U.S. Guarantee Agreement


                                   Guarantors
                                   ----------


------------------------------------------------------------- -----------------------------------------------------

Name                                                                     Jurisdiction of Incorporation
----                                                                     -----------------------------
------------------------------------------------------------- -----------------------------------------------------

------------------------------------------------------------- -----------------------------------------------------
Crown Consultants, Inc.                                                                PA
------------------------------------------------------------- -----------------------------------------------------
Crown Cork & Seal Company (USA), Inc.                                                  DE
------------------------------------------------------------- -----------------------------------------------------
Crown Cork & Seal Technologies Corporation                                             DE
------------------------------------------------------------- -----------------------------------------------------
Crown Beverage Packaging, Inc.                                                         DE
------------------------------------------------------------- -----------------------------------------------------
Crown Cork & Seal Company (PA), Inc.                                                   PA
------------------------------------------------------------- -----------------------------------------------------
Crown Cork de Puerto Rico, Inc.                                                        DE
------------------------------------------------------------- -----------------------------------------------------
Crown Financial Corporation                                                            PA
------------------------------------------------------------- -----------------------------------------------------
Foreign Manufacturers Finance Corporation                                              DE
------------------------------------------------------------- -----------------------------------------------------
Nationwide Recyclers' Inc.                                                             PA
------------------------------------------------------------- -----------------------------------------------------
Risdon-AMS (USA), Inc.                                                                 DE
------------------------------------------------------------- -----------------------------------------------------
Central States Can Co. of Puerto Rico, Inc.                                            OH
------------------------------------------------------------- -----------------------------------------------------
Eyelet, Inc.                                                                           FL
------------------------------------------------------------- -----------------------------------------------------
Eyelet Specialty Co., Inc.                                                             FL
------------------------------------------------------------- -----------------------------------------------------
Crown Financial Management, Inc.                                                       DE
------------------------------------------------------------- -----------------------------------------------------
Hocking Valley Leasing Company                                                         DE
------------------------------------------------------------- -----------------------------------------------------
Zeller Plastik, Inc.                                                                   DE
------------------------------------------------------------- -----------------------------------------------------
Crown New Delaware Holdings, Inc.                                                      DE
------------------------------------------------------------- -----------------------------------------------------
Crown Overseas Investments Corporation                                                 DE
------------------------------------------------------------- -----------------------------------------------------
Crown Holdings, LLC (to be renamed Crown Holdings (PA), LLC)                           PA
------------------------------------------------------------- -----------------------------------------------------
Crown Cork & Seal Company, LLC (to be renamed Crown Cork &                             DE
Seal Company (DE), LLC)
------------------------------------------------------------- -----------------------------------------------------

                                                                  ANNEX 1 TO THE

                                                        U.S. GUARANTEE AGREEMENT


         SUPPLEMENT NO. [ ] dated as of [ ], to the U.S. Guarantee Agreement (the "U.S. Guarantee Agreement") dated as of February 26, 2003, among each of the subsidiaries listed on Schedule I hereto (each such subsidiary individually, a "Guarantor" and collectively, the "Guarantors") of the CROWN CORK & SEAL AMERICAS, INC., a Pennsylvania corporation (the "U.S. Borrower"), and CITICORP NORTH AMERICA, INC., as administrative agent (the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

         A. Reference is made to the Credit Agreement dated as of February 26, 2003 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the U.S. Borrower, CROWN EUROPEAN HOLDINGS S.A., a corporation organized under the laws of France (the "Euro Borrower"), each of the subsidiary borrowers referred to therein (the "Subsidiary Borrowers" and together with the U.S. Borrower and the Euro Borrower, the "Borrowers"), CROWN CORK & SEAL COMPANY, INC. ("CCSC"), CROWN HOLDINGS, INC. ("Crown Holdings") and CROWN INTERNATIONAL HOLDINGS, INC. ("Crown International"), as Parent Guarantors, the financial institutions listed on
Schedule 2.01 thereto, as such Schedule may from time to time be supplemented or amended (the "Lenders"); CITICORP NORTH AMERICA, INC. as administrative agent (in such capacity, the "Administrative Agent") for the Term B Dollar Lenders and Revolving Dollar Lenders, CITIBANK INTERNATIONAL plc, as administrative agent (in such capacity, the "U.K. Administrative Agent") for the Term B Euro Lenders and the Revolving Euro Lenders, DEUTSCHE BANK SECURITIES INC. ("DBSI"), as syndication agent (in such capacity, the "Syndication Agent"), DBSI and SALOMON SMITH BARNEY INC. as joint lead arrangers and joint bookrunners (in such capacity, the "Joint Lead Arrangers"), and ABN AMRO BANK N.V., as documentation agent (in such capacity, the "Documentation Agent").

         B. Capitalized terms used without definition shall have the meanings assigned to such terms in the U.S. Guarantee Agreement and the Credit Agreement.

         C. The Guarantors have entered into the U.S. Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.11 of the Credit Agreement, each wholly-owned U.S. Subsidiary of the U.S. Borrower that was not in existence or not a wholly-owned U.S. Subsidiary on the date of the Credit Agreement is required to enter into the U.S. Guarantee Agreement as a Guarantor upon becoming a wholly-owned U.S. Subsidiary. Section 20 of the U.S. Guarantee Agreement provides that additional wholly-owned U.S. Subsidiaries of Crown Holdings may be-come Guarantors under the U.S. Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the U.S. Borrower (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the U.S. Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, the Administrative Agent and the New Guarantor agree as follows:

         SECTION 1. In accordance with Section 20 of the U.S. Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the U.S. Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the U.S. Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the U.S. Guarantee Agreement shall be deemed to include the New Guarantor. The U.S. Guarantee Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by telecopy shall be as effective as delivery of a manually executed counterpart of this Supplement.

         SECTION 4. Except as expressly supplemented hereby, the U.S. Guarantee Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the U.S. Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the U.S. Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrowers.

         SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Administrative Agent.

                            [Signature Page Follows]
                            ------------------------

         IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the U.S. Guarantee Agreement as of the day and year first above written.


                                         [Name of New Guarantor], as a Guarantor


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                             Address:



                                         CITICORP NORTH AMERICA, INC.,
                                         as Administrative Agent


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                             Address: